Exhibit 10.57

CONSULTING AGREEMENT
(For Services Within the United States and Canada Only)

This Consulting Agreement ("Agreement") is effective this 1st day of December, 2015 (the “Effective Date”), by and between John T. McNabb, II (“Consultant”) and Willbros United States Holdings, Inc. ("Company"), a corporation duly formed under the laws of Delaware. Consultant and Company are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties".

W I T N E S S E T H :

In consideration of their mutual covenants hereunder, the Parties agree as follows:

1.
Scope of Services. Company may from time to time request that Consultant provide to Company certain services as detailed in Exhibit “A” (the "Services"). Consultant warrants that the Services shall be performed with that degree of skill and judgment normally exercised by those performing services of a similar nature and shall meet all standards of Company as advised and applied by Company, acting reasonably, from time to time. Consultant shall be entitled to determine how and when the Services are performed so long as Consultant meets any and all deadlines which may be imposed or requested by Company from time to time, acting reasonably. If Consultant provides personnel, it shall provide all necessary personnel appropriately qualified to provide the Services in a safe and efficient manner.

2.
Charges and Invoices. Charges for Services, payment and travel expense will be made as detailed in Exhibit B. Company shall not be billed for any of Consultant’s overhead or office expenses. Consultant shall maintain accurate, written books and records regarding all activities and charges incurred pursuant to this Agreement. Company shall have the right to cause an audit of the Consultant’s books and records at any time upon reasonable notice for 12 months from the Effective Date or three months from the termination of this Agreement, Consultant shall cooperate fully with any such audit.

3.
Health, Safety and Environmental Compliance Consultant shall place the highest priority on health, safety and protection of the environment. It is the responsibility of the Consultant to provide and maintain a safe working environment for itself or any of its employees during the performance of the Services, and to protect the health and safety of itself, its employees and subcontractors, the employees of Company and Company’ clients (“Owner”), and the public at large, to the extent they may be affected by the Services. All methods, tools, equipment, facilities, and vehicles used by Consultant in performing the Services must be operated safely and in a manner so as to avoid, to the fullest extent possible, any degradation of the physical environment. Consultant is responsible for ensuring safe working conditions and compliance with Company’s, and Owner’s, safety rules and procedures applicable to a specific project and compliance with all health, safety and environmental laws, rules and regulations. Consultant warrants that it, and its employees as applicable, have received all occupational safety and health mandated training necessary for the provision of the Services including the operation of vehicles, tools and equipment utilized to perform the Services and that Consultant has all necessary permits and authorizations to perform the Services.

4.
Relationship. The relationship between Company and Consultant shall be that of independent contractor, and neither Consultant, nor any of Consultant’s personnel or subcontractors, as applicable, shall be deemed to be a partner, agent, or employee of Company. This Agreement shall not in any way be construed or interpreted as creating a joint venture or partnership between the Parties. Consultant shall not be entitled to bind Company or enter into any contracts or agreements with any third parties on behalf of Company, whether in the performance of the Services or otherwise, unless specifically authorized by Company. Consultant will provide its own tools, equipment, personal protection equipment, and office space necessary for the performance of the Services unless otherwise specifically agreed with Company. Consultant agrees that Consultant, and any of its personnel as applicable, will not be eligible to participate in any employee benefit plans generally available to the staff of Company, including, without limitation, life insurance, health care, disability insurance, dental, savings, and pension plans. Notwithstanding any provision of this Agreement to the contrary, Consultant may, following six months of the Effective Date of the Agreement, in its unfettered discretion, accept concurrent retainers or engagements from other parties during the Term of this Agreement (as defined below).

5.	Taxes and other Statutory Deductions.
a)    No payroll or employment taxes of any kind shall be withheld or paid by Company with respect to the Services rendered or payments to Consultant hereunder, except as Company may be instructed by tax authorities having jurisdiction. Consultant shall make all appropriate deductions and payments related to Consultant, and any employees of Consultant, including without limitation, for FICA, FUTA, federal, state and local personal income tax, state disability insurance tax, state unemployment tax, and any other taxes (“Taxes”) that may become due and payable. Consultant shall not be eligible to participate in any employee pension, insurance or other fringe benefit plan of Company. Likewise, no workers’ compensation insurance has been or will be obtained by Company for Consultant or its employees. Consultant covenants to comply with all applicable laws in that regard.
b)     Consultant hereby agrees to protect, indemnify and hold Company, its parent companies, subsidiaries, affiliates and co-venturer’s and their respective employees, officers, directors and assigns (“Company Indemnitees”) harmless from and against any and all claims, liabilities, demands, and causes of action arising in connection with Taxes and workers’ compensation. Consultant assumes the risk of traveling to other locations in and out of the U.S. in connection with its provision of the Services.
c)    Consultant represents and warrants to Company that if it is a company, it is a registered company or corporation duly organized, validly existing and in good standing. Consultant covenants and agrees to pay and be responsible for all customary corporate source deductions payable by Consultant in connection with the delivery of the Services.

6.
Sales Taxes. If the Services provided hereunder are subject to sales tax or other sales, value-added, or excise tax as may be applicable under local law, the taxes shall be invoiced in addition to the charges for the Services and invoices shall clearly identify the amount relating to taxes.

7.	Insurance. At its sole cost and expense, Consultant shall maintain throughout the term of this agreement the insurance coverage set out in Exhibit C.

8.
Liens. Consultant shall promptly pay all money owing to its personnel utilized in the performance of the Services under this Agreement and Consultant shall not file nor permit any liens to be filed by Consultant, Consultant’s personnel supplied to Company or by Consultant’s other contractors or subcontractors, if any, against Company or its affiliates or clients. Consultant shall prevent such liens or immediately act to have such liens released at Consultant’s expense.

9.
Ownership of Work Product. All reports, designs, inventions, CADD and other electronic files, sketches, working drawings, and other tangible items of work product prepared by Consultant hereunder in relation to the performance of the Services shall be the property of Company.

10.
Confidential Information. All information and data received or compiled by Consultant while performing the Services shall be treated as confidential for the benefit of Company and shall not be disclosed or made known by Consultant to third parties without the prior written consent of Company. Company retains all right, title and interest to all Confidential Information. Consultant agrees that, in the event of any breach or threatened breach of this confidentiality undertaking by Consultant, Company shall be entitled to damages and equitable relief, including specific performance and injunctive relief. This Section shall survive the termination of this Agreement.

11.	Compliance with Laws. Consultant represents and warrants that Consultant, its personnel and its subcontractors, will:
a.comply with all licensing requirements applicable to Consultant’s trade(s) or profession(s),
b.comply with all applicable laws, rules, codes and regulations of all applicable government agencies, including federal, state, and local having jurisdiction over the Services or any part thereof (hereinafter referred to as “Laws”), which are now or may become applicable to this Agreement or the performance of the Services hereunder.

12.	Business Ethics.

a.    Willbros Values. Company, as a subsidiary of Willbros Group, Inc. (“Willbros”) is committed to safety, honesty and integrity, respect for our people and customers, superior financial performance, vision and innovation and effective communications (“Willbros Values”). Consultant agrees that in performing the Services, it will conduct itself in a manner consistent with the Willbros Values.
b.    Code of Conduct. The Willbros Code of Business Conduct and Ethics (“Code of Conduct”) governs the manner in which Willbros conducts business. A copy of the Code of Conduct can be found at www.willbros.com. In conducting the Services, Consultant agrees to act in a manner consistent with the Code of Conduct, particularly its provisions relating to confidentiality, disclosure and avoidance of conflicts of interest, anti-corruption, antitrust and competition, anti-money laundering and international trade control laws. Any failure to comply with the Code of Conduct shall be a default and material breach and shall entitle Company to immediately terminate this Agreement.
c.    Consultant represents and warrants that it is not a government official or political candidate and that none of its partners, shareholders, employees or representatives are, or will become, a government official or political candidate during the Term of this Agreement and will apprise Company if there is a change in its status.
d.    In performing the Services hereunder, Consultant covenants that it shall not pay, offer to pay or give any bribe or other thing of value to or for the benefit of any government official, political party, political candidate, or public international organization or to any private company or person if such payment, promise or offer is done with the purpose of securing an improper advantage for Consultant or Company in relation to the performance of the Services or in obtaining or retaining business.
e.    Should Consultant provide any Services outside of the United States, prior to mobilization it shall receive training by the Company on the Foreign Corrupt Practices Act, provide background information as requested by Company, be provided with the Company’s policies related to anti-corruption and will undergo further training as requested by Company. The Parties further consent to the amendment of this Agreement so it contains the Company’s standard compliance language for international agreements.

13.	INDEMNIFICATION.

a.    INDEMNIFICATION BY CONSULTANT. CONSULTANT SHALL DEFEND, INDEMNIFY AND HOLD COMPANY, ITS PARTNERS, SHAREHOLDERS, SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS, HARMLESS FROM AND AGAINST LIABILITY, LOSS, DAMAGES, PENALTIES AND EXPENSE, INCLUDING REASONABLE LEGAL FEES AND COSTS, (COLLECTIVELY “CLAIMS”) ARISING OUT OF OR RESULTING FROM:

i.	OBLIGATIONS PURSUANT TO THIS AGREEMENT. CONSULTANT’S PERFORMANCE OR FAILURE TO PROPERLY PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT,

ii.
INJURIES AND DAMAGE TO CONSULTANT’S PROPERTY. PERSONAL INJURY, DISEASE OR DEATH OF CONSULTANT, CONSULTANT PERSONNEL OR ITS SUBCONTRACTOR’S PERSONNEL OR THE DAMAGE, DESTRUCTION OR LOSS OF USE OF CONSULTANT’S, OR ITS SUBCONTRACTOR’S, PROPERTY WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT OR SOLE) OR STRICT LIABILITY OF COMPANY, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF COMPANY, AND

b.    INDEMNIFICATION BY COMPANY. COMPANY SHALL DEFEND, INDEMNIFY AND HOLD CONSULTANT AND ITS DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS, HARMLESS FROM AND AGAINST LIABILITY, LOSS, DAMAGES, PENALTIES AND EXPENSE, INCLUDING REASONABLE LEGAL FEES AND COSTS, (COLLECTIVELY “CLAIMS”) ARISING OUT OF OR RESULTING FROM:

i.	OBLIGATIONS PURSUANT TO THIS AGREEMENT. COMPANY’ PERFORMANCE OR FAILURE TO PROPERLY PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT,

ii.
INJURIES AND DAMAGE TO COMPANY PROPERTY. INJURY, DISEASE, OR DEATH OF COMPANY PERSONNEL OR THE DAMAGE, DESTRUCTION OR LOSS OF USE OF COMPANY PROPERTY, WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT OR SOLE) OR STRICT LIABILITY OF CONSULTANT, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONSULTANT, AND

iii.
LOSS TO THIRD PARTIES. DAMAGE OR DESTRUCTION OF PROPERTY (INCLUDING POLLUTION, CONTAMINATION AND CLEANUP) OR PERSONAL INJURY TO, DISEASE OR DEATH OF ANY THIRD PARTY (OTHER THAN TO CONSULTANT) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF COMPANY, INCLUDING THE EXTENT TO WHICH THE THIRD PARTY’S CLAIM IS ATTRIBUTABLE TO CONSULTANT’S NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF CONTRACT, OR STRICT LIABILITY IMPOSED ON CONSULTANT AS A MATTER OF LAW, DURING CONSULTANT’S PERFORMANCE OF SERVICES UNDER THIS AGREEMENT.

c.    NOTIFICATION OF INDEMNIFICATION CLAIM. EACH PARTY SHALL ADVISE THE OTHER PARTY PROMPTLY IN WRITING OF A CLAIM WHICH COULD GIVE RISE TO A RIGHT OF INDEMNIFICATION HEREUNDER, AND THE INDEMNIFIED PARTY SHALL BE ENTITLED TO PARTICIPATE IN THE DEFENSE OF SUCH CLAIM AT ITS OWN EXPENSE.

d.    WAIVER OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL COMPANY (AND ANY AFFILIATED ENTITY) OR CONSULTANT BE RESPONSIBLE, ONE TO THE OTHER, FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, HOWEVER CAUSED, INCLUDING WITHOUT LIMITATION, ANY INCREASED OPERATING EXPENSE, LOSS OF ANTICIPATED REVENUE OR PROFIT OR LOSS OF GOODWILL.

e.    SURVIVAL. THE PARTIES’ OBLIGATIONS CONTAINED HEREIN SHALL SURVIVE ANY TERMINATION OR EXPIRY OF THIS AGREEMENT.

14.
Term and Termination. This Agreement shall commence on the Effective Date and continue thereafter for a period of twelve months or until terminated (the “Term”) by either Party providing to the other twenty business days’ notice of termination in writing. This Agreement may also be terminated without notice by either Party for just cause, including material breach of this Agreement. Other than as described above, upon termination of this Agreement, Company shall not be required to make any further payments to Consultant other than for monies owing at the date of termination.

15.
Notices. Any notices or communications required or permitted to be given hereunder shall be given in writing by delivery in person or by first class mail addressed to the Party, postage prepaid, or by facsimile or email at the following addresses, or such other address(es) as a Party may, from time to time, designate in writing:

If to Consultant:
John T. McNabb, II
Telephone:
Facsimile:
Email:

If to Company:
Willbros United States Holdings, Inc.
4400 Post Oak Parkway, Ste. 1000
Houston, Texas 77027
Telephone: 713-403-8000
Facsimile: 713-403-8136
Email: lori.pinder@willbros.com
Attention:    Corporate Secretary/Lori Pinder

Invoicing
Willbros United States Holdings, Inc.
Accounts Payable Department
PO Box 56607
Houston, Texas 77256
Email: vendor.services@willbros.com
Attention: Mike Fournier

16.	Severability. In the event any portion of this Agreement is held to be unenforceable or invalid, the validity and enforceability of the remainder of this Agreement shall be unaffected.

17.
Interpretation. In this Agreement, unless otherwise specified, the use of any gender includes the other gender and the use of the terms “it, its, their or theirs” shall include a gender, if applicable.

18.	Time of the Essence. Time shall be of the essence of this Agreement.

19.
Assignments and Subcontracts. This Agreement shall inure to the benefit of and bind the Parties, their successors, and permitted assigns. Neither Party shall assign all or any part of this Agreement, except to an affiliate, without the prior written consent of the other Party.

20.	Governing Law. This Agreement shall be governed and constructed in accordance with the laws of the State of Texas and all disputes shall be resolved by the courts in Harris County.

21.
Entire Agreement. This Agreement and all exhibits attached constitute the entire agreement between the Parties relating to the subject matter hereof, and supersedes all previous bids, proposals, contracts, understandings, and other agreement between the Parties. This Agreement may not be amended except in writing signed by both Parties. In the event of a conflict between this Agreement and any “job order” or “authorization letter” issued in connection herewith, the provisions of this Agreement shall prevail.

22.
Multiple Originals. This Agreement may be executed in multiple counterparts each of which shall constitute an original agreement as to the Party signing same, but all of which shall constitute a single agreement.

23.
Independent Legal Advice. The Parties hereto acknowledge that they have not relied upon the other Party to this Agreement for advice, whether legal or otherwise, in connection with this Agreement and the Parties hereto further acknowledge that they have each been advised to seek independent legal advice with respect to same.

In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.

By:     /s/ John T. McNabb, II
Name:    John T. McNabb, II

WILLBROS UNITED STATES HOLDINGS, INC.

By:     /s/ Lori Pinder
Name:     Lori Pinder
Title:     Corporate Secretary

By:    /s/ Mike Fournier
Name:    Mike Fournier
Title:    CEO

EXHIBIT A
Services to be Provided

Consultant shall provide the following Services to Company as may be requested by Company for approximately one week a month up to June 1, 2016:

Strategic management input and guidance to CEO and Executive Leadership Team.

All requests for Services by Company to Consultant under this Agreement shall be issued or monitored by Mike Fournier.

EXHIBIT B
Schedule of Rates

All references to money in this Agreement shall mean the lawful money of the United States.

Hourly Rate or Fee Consultant shall be paid $75,000 in the aggregate covering the period December 1, 2015 to June 1, 2016. These fees will be paid in two quarterly payments – one-half to be paid on February 1, 2016 and one-half to be paid on May 1, 2016.

Adjustment of Hourly Rate: There will be no change to the consulting fee schedule unless by written agreement between Company and Consultant.

Expense Reimbursement: All reasonable and pre-approved travel expenses for Consultant related to the provision of the Services shall be reimbursed by the Company upon submittal of adequate documentation.

Invoicing: Consultant shall invoice Company one week prior to February 1, 2016 and May 1, 2016 by mailing an invoice to: Attn: Accounts Payable; PO Box 56607, Houston, Texas 77256 or emailing vendor.services@willbros.com and listing, on the invoice the name of the invoice approver, Mike Fournier. Invoices shall include sufficient detail to the reasonable satisfaction of Company. Invoices will be due and payable upon receipt.

EXHIBIT C
Insurance Requirements

Consultant shall, at its own cost and expense maintain automobile insurance

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